UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2004

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure

BJ’s Wholesale Club, Inc. (the “Company”) adopted the provisions of Emerging Issues Task Force Issue 03-10, “Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers” (“EITF 03-10”) as of the beginning of its first fiscal quarter, which ended on May 1, 2004. EITF 03-10 provides guidance for the reporting of vendor consideration received by a reseller as it relates to manufacturers’ incentives (such as rebates or coupons) tendered by consumers. Vendor consideration may be included in revenues only if defined criteria are met. Otherwise, such consideration is recorded as a decrease in cost of sales. Implementation of EITF 03-10 has no effect on gross margin dollars, net income or cash flows, but certain vendor coupons or rebates which had been recorded in sales in the past are being recorded as a reduction of cost of sales in the current fiscal year’s statement of income. As permitted by the transition provisions of EITF 03-10, sales and cost of sales in last year’s statement of income will be recast to conform with this year’s financial statement presentation.

In response to requests from several investors and analysts, the Company is presenting in the table below recast sales by month for the fiscal year ended January 31, 2004.

Fiscal Month	Recast Sales Amounts (000’s)
(unaudited)
February	$430,136
March	551,125
April	456,288
May	494,867
June	656,975
July	483,175
August	493,170
September	603,504
October	504,002
November	560,269
December	847,837
January	472,576

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2004	BJ’s WHOLESALE CLUB, INC.

	By:	/s/ FRANK D. FORWARD
Frank D. Forward Executive Vice President and Chief Financial Officer